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                                                                    EXHIBIT 10.8

                       DIRECTOR INDEMNIFICATION AGREEMENT


         THIS DIRECTOR INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of this _____ day of __________, 2001, by and between Metal Management, Inc., a Delaware corporation (the "Company"), and ________________ (the "Indemnitee").

         WHEREAS, the Indemnitee has agreed to serve as a director of the Company, in which capacity the Indemnitee will perform valuable services for the Company, and, in order to induce the Indemnitee to continue to serve in such capacity, the Company has determined to indemnify the Indemnitee against certain liabilities incurred or to be incurred by the Indemnitee in connection with his serving as a director of the Company.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the full extent authorized or permitted by Delaware law, as in effect from time to time.

         Section 2. Insurance and Self-Insurance. In addition to the indemnities contained herein, the Company shall maintain in full force and effect, in reasonable amounts from reputable insurers, directors and officers liability insurance to cover certain liabilities which may be incurred by its directors in the performance of their services for the Company ("D & O Insurance") unless such insurance becomes not reasonably available or if, in the reasonable business judgment of the Company's Board of Directors (as comprised at the time) either (a) the premium cost of such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. If the Company does not maintain D & O Insurance, the Company agrees to self insure the Indemnitee to the full extent of the coverage which would have otherwise been provided for the benefit of the Indemnitee pursuant to the D & O Insurance policy in effect as of the date hereof. This Section is in no way limited by, and in no way limits, the indemnities otherwise provided herein.

         Section 3. Additional Indemnity. Subject only to the exclusions set forth in Section 4, the Company shall indemnify the Indemnitee:

         (a) against any and all expenses (including without limitation legal fees), judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action by or in the right of the

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Company) to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time as a director of the Company or at the request of the Company as a director of another corporation, partnership, limited liability company, trust or other enterprise; and

         (b) otherwise to the fullest extent to which the Indemnitee may be indemnified by the Company under Delaware law and the Company's By-laws.

         Section 4. Limitations on Indemnity. No indemnity pursuant to Section 1 or Section 3 shall be paid by the Company:

         (a) on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of ss.16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law;

         (b) in relation to any matter if it shall have been adjudicated that the action or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active or deliberate dishonesty or the Indemnitee actually received an improper personal benefit, or in the case of criminal proceedings, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or


         (c) if a final decision by a court having jurisdiction on the matter determines that such indemnification is not lawful.

         Notwithstanding anything in this Agreement, the termination of any proceeding by judgment, order or settlement does not create any presumption that the indemnity provided to the Indemnitee hereunder is precluded under Delaware law or by this Section 4.

         Section 5. Continuation of Obligations. All obligations of the Company under this Agreement shall continue during the period that the Indemnitee is a director of the Company or is, at the request of the Company, a director of another corporation, partnership, limited liability company, trust or other enterprise and shall continue thereafter as long as the Indemnitee may be subject to any possible claim or any threatened, pending or completed action, suit or proceeding (whether civil, criminal or investigative) as a result, directly or indirectly, of being such a director.

         Section 6. Notification and Defense of Claim. After receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, if a claim is to be made against the Company under this Agreement, the Indemnitee shall promptly notify the Company of the commencement thereof. The failure of the Indemnitee to so notify the Company shall not relieve the Company from any liability which it may have


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to the Indemnitee other than under this Agreement. With respect to any such action, suit or proceeding of which the Indemnitee notifies the Company of the commencement:

         (a) The Company shall be entitled to participate therein at its own expense.

         (b) The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Indemnitee, which approval shall not be unreasonably withheld. After notice from the Company to the Indemnitee of the Company's election to assume such defense, the Company shall not be liable to the Indemnitee under this agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than the reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company or its assumption of such defense shall be the expense of the Indemnitee, except in the case of any one of the following, in any of which cases the reasonable fees and expenses of such counsel (but only one such counsel) shall be borne by the Company:

                  (i) the employment of such counsel by the Indemnitee has been authorized by the Company;

                  (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense; or

                  (iii) the Company has not in fact employed counsel to assume such defense.

The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion described in subsection 6(b)(ii) hereof.

         (c) The Company shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim without its written consent.

         Section 7. Consent to Settlement. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent.

         Section 8. Payment of Expenses. The Company shall pay or reimburse all reasonable expenses incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, as a result, directly or


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indirectly, of serving at any time as a director of the Company or at the request of the Company as a director of another corporation, partnership, limited liability company, trust or other enterprise in advance of the final disposition of such action, suit or proceeding upon receipt by the Company of:

         (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Company under Delaware law, the By-laws of the Company, this Agreement or otherwise have been met; and

         (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be dertermined that such standard of conduct has not been met, which written undertaking shall be an unlimited general obligation of the Indemnitee, but need not be secured and shall be accepted without reference to financial ability to make the repayment.

         Section 9. Repayment of Expenses. The Indemnitee shall reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against the Indemnitee if and to the extent that the Indemnitee shall ultimately be determined not to be entitled to indemnification by the Company for such expenses under Delaware law, the By-laws of the Company, this Agreement or otherwise.

         Section 10. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which the Indemnitee may incur to collect money due under this Agreement or as a result of the Company's contesting the validity or enforceability of this Agreement.

         Section 11. Notice. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by United States certified or registered mail, postage prepaid, if addressed as follows:

         If to the Company:         Metal Management, Inc.
                                    500 N. Dearborn Street
                                    Suite 400
                                    Chicago, IL  60610
                                    Attention:  General Counsel

         If to the Indemnitee:



or at such other address for either party as shall be specified by like notice except that notice of change of address shall be effective only upon receipt.


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Section 12. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In any court proceeding pursuant to this Agreement, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court or in any arbitration that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

Section 13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

Section 14. Successors. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by and against, the Indemnitee and the Company and the respective heirs, successors and assigns.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     METAL MANAGEMENT, INC.



                                     By:
                                         -----------------------------

                                     Title:


                                     ---------------------------------
                                                 [DIRECTOR]



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